Exhibit 99.17

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but will not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: January 4, 2022	IMTIS HOLDINGS S.À R.L.

	By:	/s/ Nathan Scott Fine
	Name:	Nathan Scott Fine
	Title:	Manager

	By:	/s/ Carla Cico
	Name:	Carla Cico
	Title:	Manager

Date: January 4, 2022	INTERNATIONAL MOBILE TELECOM INVESTMENT STICHTING ADMINISTRATIEKANTOOR

	By:	/s/ Nathan Scott Fine
	Name:	Nathan Scott Fine
	Title:	Director

	By:	/s/ Carla Cico
	Name:	Carla Cico
	Title:	Director

Date: January 4, 2022	L1T UB HOLDINGS S.À R.L.

	By:	/s/ Maxime Nino
	Name:	Maxime Nino
	Title:	Manager

Date: January 4, 2022	ATTL HOLDINGS UK LIMITED

	By:	/s/ Sally Pryce
	Name:	Sally Pryce
	Title:	Director

Date: January 4, 2022	L1 TECHNOLOGY HEADCO S.À R.L.

	By:	/s/ Maxime Nino
	Name:	Maxime Nino
	Title:	Manager

Date: January 4, 2022	LETTERONE CORE INVESTMENTS S.À R.L.

	By:	/s/ Vitalij Farafonov
	Name:	Vitalij Farafonov
	Title:	Manager

Date: January 4, 2022	LETTERONE INVESTMENT HOLDINGS S.A.

	By:	/s/ Vitalij Farafonov
	Name:	Vitalij Farafonov
	Title:	Class I Director